Exhibit 3.1



                         CERTIFICATE OF INCORPORATION

                                      OF

                           BURLINGTON NORTHERN INC.


                                  * * * * *


          FIRST:  The name of the Corporation is Burlington Northern Inc.

          SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 101,900,000 shares of which 6,900,000 shares shall be preferred stock, $0.01 par value (hereinafter referred to as the "$0.01 Par Value Preferred Stock"), and 95,000,000 shares shall be common stock, $1.00 par value.

SECTION I.     PROVISIONS RELATING TO $0.01 PAR VALUE PREFERRED STOCK

Part A.     Authorization of Series of $0.01 Par Value Preferred Stock.

          1. The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of $0.01 Par Value Preferred Stock in one or more series to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions, of each such series. The authority of the Board of Directors with respect to each such series shall include determination of the following (which may vary as between the different series of $0.01 Par Value Preferred Stock):

          (a) The number of shares constituting the series and the distinctive designation of the series;

          (b) The dividend rate on the shares of the series and the extent, if any, to which dividends thereon shall be cumulative;

          (c) Whether shares of the series shall be redeemable and, if redeemable, the redemption price payable on redemption thereof, which price may, but need not, vary according to the time or circumstances of such redemption;

          (d) The amount or amounts payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Preferred Stock, provided, however, that the aggregate amount payable upon the shares of all series of $0.01 Par Value Preferred Stock upon voluntary or involuntary liquidation shall not exceed $500,000,000;

          (e) Whether the shares of the series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund;

          (f) Whether the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (g) The extent, if any, to which the holders of shares of the series shall be entitled to vote on any question or in any proceedings or to be represented at or to receive notice of any meeting of stockholders of the Corporation; and

          (h) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable, which shall not affect adversely any other class or series of Preferred Stock at the time outstanding and which shall not be inconsistent with the provisions of this certificate of incorporation.

Part B.     Provisions Applicable to All Series of $0.01 Par Value Preferred
     Stock.

          1.     (a)     Except as otherwise specifically provided by the laws
of the State of Delaware or by this certificate of incorporation or by the resolution of the Board of Directors creating any series of $0.01 Par Value Preferred Stock, the holders of the $0.01 Par Value Preferred Stock shall not be entitled to vote on any question or in any proceedings or to be represented at or to receive notice of any meeting of stockholders of the Corporation; provided, however, that whenever accrued dividends on any series of the $0.01 Par Value Preferred Stock shall not be paid in an aggregate amount equivalent to six full quarterly dividends, the holders of the shares of such series shall have the special right, voting together with the holders of any other series of the $0.01 Par Value Preferred Stock, if they shall then have such right, as a single class separately from the holders of any other class of stock of the Corporation, to elect at the next annual meeting of the stockholders of the Corporation two directors of the corporation, and the remaining directors shall be elected by the other class, classes or series of stock entitled to vote therefor. Such right of election shall continue until such time as all dividends on the shares of the series having such right accrued to the date of payment, if the date of payment shall be a quarterly dividend payment date, or to the last preceding quarterly dividend payment date, if the date of payment shall be other than a quarterly dividend payment date, shall have been paid in full, or declared and set apart for payment, at which time such right of election shall terminate, subject to revesting in the event of each and every subsequent failure to pay in an aggregate amount equivalent to six full quarterly dividends. In the exercise of the special voting rights provided in this paragraph 1, the holders of shares shall have one vote per share. Nothing herein contained shall in any way restrict the power of the Board of Directors to increase or decrease the number of directors in accordance with the laws of the State of Delaware, this certificate of incorporation and the By-Laws of the Corporation.

          (b) At any annual meeting of stockholders at which holders of any series of the $0.01 Par Value Preferred Stock shall have the right of election provided in this paragraph 1, the presence, in person or by proxy, of the holders of a majority of the shares of $0.01 Par Value Preferred Stock entitled to participate in such election shall be required to constitute a quorum of such shares for the election of any director by the holders of such shares. At any such meeting or adjournment thereof, (i) the absence of a quorum of such shares of $0.01 Par Value Preferred Stock shall not prevent the election of the directors to be elected by the other class, classes or series of stock entitled to vote therefor, and the absence of a quorum of such other class, classes or series of stock shall not prevent the election of the directors to be elected by such shares of $0.01 Par Value Preferred Stock, and
(ii) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the class, classes or series of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          (c) The directors elected by the holders of shares of $0.01 Par Value Preferred Stock in exercise of the right of election provided in this paragraph 1 shall continue in office until their successors shall have been elected by such holders or until termination of such right of election. The vacancies in the Board of Directors so occurring upon the termination of such right of election shall be filled by the majority vote of the remaining directors. Any vacancies in the Board of Directors occurring during any period when the holders of shares of $0.01 Par Value Preferred Stock have such right of election shall be filled only by vote of a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class, classes or series of stock which elected the director whose office shall have become vacant.

          2. Except as otherwise specifically provided with respect to any series of $0.01 Par Value Preferred Stock, so long as any of the $0.01 Par Value Preferred Stock is outstanding, the Corporation will not:

          (a) declare or pay, or set apart for payment, any dividends (other than dividends payable in shares of stock of the Corporation ranking junior to the $0.01 Par Value Preferred Stock, both as to dividends and upon liquidation) or make any distribution, on any class or classes of stock of the Corporation ranking junior to the $0.01 Par Value Preferred Stock either as to dividends or upon liquidation, and will not redeem, purchase or otherwise acquire, whether voluntarily, for a mandatory or optional sinking or retirement fund or otherwise, or permit any subsidiary to purchase or otherwise acquire, any shares of any such junior class if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall not have paid, or declared and set apart for payment, all dividends accrued on the $0.01 Par Value Preferred Stock to the date of such declaration, payment, distribution, redemption, purchase or acquisition, if such date shall be a quarterly dividend payment date, or to the last preceding quarterly dividend payment date, if such date shall be other than a quarterly dividend payment date, or shall not have redeemed, or set aside funds necessary for the redemption of, any shares of $0.01 Par Value Preferred Stock required to be redeemed pursuant to this certificate of incorporation or the resolution or resolutions of the Board of Directors creating any series of $0.01 Par Value Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior class in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, shares of any class of stock of the Corporation ranking junior to the $0.01 Par Value Preferred Stock both as to dividends and upon liquidation;

          (b) without the affirmative vote or consent of the holders of at least 66 2/3% of all the $0.01 Par Value Preferred Stock at the time outstanding, voting together as a single class separate from the holders of any other class of stock of the Coporation, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, (i) create any other class or classes of stock ranking prior to the $0.01 Par Value Preferred Stock, either as to dividends or upon liquidation, or increase the authorized number of shares of any such other class of stock or (ii) amend, alter or repeal any of the provisions of this Article so as to affect adversely the preferences, special rights or powers of the $0.01 Par Value Preferred Stock; provided, however, that if such amendment, alteration or repeal affects adversely the preferences, special rights or powers of one or more but not all series of $0.01 Par Value Preferred Stock at the time outstanding, only the affirmative vote or consent of at least 66 2/3% of the number of shares at the time outstanding of the series so affected shall be required; and provided, further, that no vote or consent of the $0.01 Par Value Preferred Stock shall be required to increase the authorized amount of the $0.01 Par Value Preferred Stock or for the creation of one or more classes of preferred stock so long as such class or classes do not rank prior to the $0.01 Par Value Preferred Stock, either as to dividends or upon liquidation;

          (c) without the affirmative vote or consent of the holders of at least a majority of all the $0.01 Par Value Preferred Stock at the time outstanding, voting together as a single class separately from the holders of any other class of stock of the Corporation, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, voluntarily dissolve, liquidate or wind up.

          FIFTH:  The name and mailing address of the incorporator are:

          Name                         Mailing Address

     Frank S. Farrell               176 East Fifth Street
                                   St. Paul, Minnesota 55101

          SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

          SEVENTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

          EIGHTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

          (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall be a contract right.

          (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

          (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

          (4) The rights and authority conferred in this ARTICLE EIGHTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

          (5) Neither the amendment nor repeal of this ARTICLE EIGHTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE EIGHTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

          NINTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE EIGHTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.